USD$250,000	San Diego, California
January ___, 2009

PROMISSORY NOTE

    FOR VALUE RECEIVED, Ethos Environmental, Inc., a Nevada corporation (the “Payor”) hereby unconditionally promises to pay to the order of Dick F. Chase (the “Payee”), the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000). All amounts payable hereunder shall be payable to Payee in United States dollars at such bank account as shall be designated by the Payee in immediately available funds or as otherwise specified to Payor in writing. The principal amount is due and payable on December 31, 2009 (the “Maturity Date”).

    INTEREST RATE:  The Promissory Note (the “Note”) shall bear interest an annual rate of 12% payable monthly in arrears and be payable in monthly installments of two thousand five hundred dollars ($2500.00) beginning January 1, 2009 and continuing the Maturity Date.

    BORROWER'S PRE-PAYMENT RIGHT:  Payor may at any time and from time to time prepay the principal amount, in whole or in part, without premium or penalty.

    PLACE FOR PAYMENT.  Borrower promises to pay to the order of Payee at the place for payment and according to the terms for payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

    DEFAULT AND ACCELERATION CLAUSE.  If Borrower defaults in the payment of this Note or in the performance of any obligation, and the default continues after Payee gives Borrower notice of the default, all sums owing on this Note shall bear interest until paid in full at a rate per annum equal to the Interest Rate plus ten percent (10.00%) (the “Default Rate”).

    FORM OF PAYMENT.  Any check, draft, Money Order, or other instrument given in payment of all or any portion hereof may be accepted by the holder and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the payee and applied to this indebtedness in the manner elsewhere herein provided.

    ATTORNEY'S FEES.  If this Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs in addition to other amounts due.

SEVERABILITY.  If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

BINDING EFFECT.  The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

DESCRIPTIVE HEADINGS.  The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Note.

CONSTRUCTION.  The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

GOVERNING LAW.  This Note shall be governed, construed and interpreted by, through and under the Laws of the State of California.
 IN WITNESS THEREOF, each of the undersigned has executed this Promissory Note in favor of the Payee.

ETHOS ENVIRONMENTAL, INC.

Dated: _______________                                                _______________________________
By: Corey Schlossmann
Its: President